UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017 (June 22, 2017)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2017 the consent deadline for Tribune Media Company’s (“Tribune”) previously announced consent solicitation with respect to its outstanding 5.875% Senior Notes due 2022 (the “Notes”) passed and holders of a majority of the outstanding principal amount of the Notes have delivered consents to the proposed amendments (the “Amendments”) to the indenture governing the Notes. On June 22, 2017, Tribune entered into the fourth supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of June 24, 2015 (as supplemented and amended, the “Indenture”), among Tribune, the subsidiary guarantors from time to time parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Notes, which effects the Amendments.

The Amendments (i) eliminate any requirement for Tribune to make a “Change of Control Offer” (as defined in the Indenture) to holders of the Notes in connection with the transactions contemplated by the previously announced agreement and plan of merger entered into on May 8, 2017 by and among Tribune, Sinclair Broadcast Group, Inc. (“Sinclair”) and Samson Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Tribune (the “Merger”), with Tribune surviving the merger as a wholly-owned subsidiary of Sinclair, (ii) clarify the treatment under the Indenture of the proposed structure of the transaction and facilitate the integration of Tribune and its subsidiaries and the Notes with and into Sinclair’s debt capital structure, and (iii) eliminate the expense associated with producing and filing with the Securities and Exchange Commission (the “SEC”) separate financial reports for Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair, as successor issuer of the Notes, if Sinclair or any other parent entity of the successor issuer of the Notes, in its sole discretion, provides an unconditional guarantee of the payment obligations of the successor issuer under the Notes.

The Amendments will not become operative until immediately prior to the effective time of the Merger and will not become operative if the Merger is not consummated or the other conditions of the consent solicitation pursuant to which the Amendments were approved are not satisfied or waived.

The Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2017, Tribune announced the results of the consent solicitation with respect to the Notes. A copy of Tribune’s press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of June 22, 2017, by and among Tribune Media Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release, dated June 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2017	Tribune Media Company

	By:	/s/ Chandler Bigelow
Chandler Bigelow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of June 22, 2017, by and among Tribune Media Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release, dated June 22, 2017

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